UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2010 (November 17, 2010)

GENESIS ENERGY, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12295	76-0513049
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

919 Milam, Suite 2100, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

(713) 860-2500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 17, 2010, Genesis Energy, L.P. (the “Partnership”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) among the Partnership, as borrower, BNP Paribas, as administrative agent, and each of the other lenders party thereto.

In addition, on November 18, 2010, the Partnership, Genesis Energy Finance Corporation (together with the Partnership, the “Issuers”) and certain subsidiary guarantors (the “Guarantors”) entered into (i) an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee, and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of a group of initial purchasers, in connection with the Issuer’s private placement of $250 million in aggregate principal amount of 7 ⅞% senior notes due 2018 (the “Notes”).

First Amendment to Second Amended and Restated Credit Agreement

The Credit Agreement Amendment amended, among other things, (i) certain covenants to permit the Partnership’s previously announced acquisition of 50% of the equity interests in Cameron Highway Oil Pipeline Company (“Cameron Highway”) and the related financings thereof, (ii) the financial covenants to allow the Partnership to increase the maximum permitted leverage ratios and decrease the minimum permitted interest coverage ratio for a period of time after the consummation of the acquisition, and (iii) the definition of “Adjusted Consolidated EBITDA” to permit EBITDA adjustments for certain organic growth projects. The Credit Agreement Amendment also addressed various unrelated considerations, including eliminating the effect of certain one-time expenses on the financial covenants and to permit certain investments, including investments that could result from restructuring a portion of the equity of the Partnership.

The Credit Agreement Amendment contains representations, warranties and other provisions that were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the parties thereto. The Credit Agreement Amendment is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Partnership and its subsidiaries. The representations and warranties made by the Partnership in the Credit Agreement Amendment may be (i) qualified by disclosure schedules containing information that modifies, qualifies or creates exceptions to such representations and warranties and (ii) subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, such representations and warranties are not intended to provide investors and security holders with any characterization of the actual state of facts or circumstances.

Indenture

On November 18, 2010, the Notes were issued pursuant to the Indenture in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. The securities were offered and issued only to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S.

The Notes will mature on December 15, 2018 with interest accruing at a rate of 7 ⅞% per annum and payable semi-annually in cash in arrears on June 15 and December 15 of each year, commencing June 15, 2011. The Notes are guaranteed on a joint and several senior unsecured basis by each of the Guarantors to the extent set forth in the Indenture. Upon a continuing event of default, the trustee or the holders of 25% principal amount of the Notes may declare the Notes immediately due and payable, except that an event of default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Company that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Company, will automatically cause the Notes to become due and payable.

The net proceeds of the Notes offering were deposited into escrow pending the closing of the previously announced acquisition of 50% of the equity interests in Cameron Highway for the purpose of funding a portion of the purchase price for the Cameron Highway acquisition (or, if the Cameron Highway purchase and sale agreement were to be terminated, for the purpose of funding the redemption of all the Notes in connection with such termination).

The Issuers will have the option to redeem the Notes, in whole or in part, at any time on or after December 15, 2014, at the redemption prices (expressed as percentages of principal amount) of 103.938% for the twelve-month period beginning on December 15, 2014, 101.969% for the twelve-month period beginning on February 15, 2015 and 100.000% for the twelve-month period beginning on December 15, 2016 and at any time thereafter, together with any accrued and unpaid interest to, but not including, the date of redemption. In addition, before December 15, 2014, the Issuers may redeem all or any part of the Notes at a redemption price equal to the sum of the principal amount thereof, plus a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. Furthermore, before December 15, 2013, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 107.875% of the principal amount of Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding immediately after such redemption and the redemption occurs within 120 days of the closing date of such equity offering. The Issuers may also be required to make an offer to purchase the Notes upon a change of control triggering event.

Registration Rights Agreement

Under the Registration Rights Agreement, the Issuers and the Guarantors have agreed to file with the Commission and use commercially reasonable efforts to cause to become effective a registration statement with respect to an offer to exchange the Notes for substantially identical notes (other than with respect to restrictions on transfer or to any increase in annual interest rate) that are registered under the Securities Act so as to permit the exchange offer to be consummated by the 365th day after November 18, 2010. Under specified circumstances, the Issuers and Guarantors have also agreed to use commercially reasonable efforts to cause to become effective a shelf registration statement relating to resales of the Notes. The Issuers will be obligated to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

Miscellaneous

Copies of the Credit Agreement Amendment, Indenture and Registration Rights Agreement are filed as Exhibits 10.1, 4.1 and 4.2, respectively, and are incorporated herein by reference. The descriptions of the Credit Agreement Amendment, Indenture and Registration Rights Agreement contained herein are qualified in their entirety by the full text of such exhibits.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

The following materials are filed as exhibits to this Current Report on Form 8-K.

Exhibits.

4.1	Indenture dated November 18, 2010 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2
Registration Rights Agreement dated November 18, 2010 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and, as representative of the several initial purchasers named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1
First Amendment to Second Amended and Restated Credit Agreement dated November 17, 2010 among Genesis Energy, L.P. as borrower, BNP Paribas, as administrative agent, and each of the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS ENERGY, L.P. (a Delaware limited partnership)
	By:	GENESIS ENERGY, LLC, as its sole general partner

Date: November 23, 2010	By:	/s/ Robert V. Deere
Robert V. Deere Chief Financial Officer
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EXHIBIT INDEX

4.1	Indenture dated November 18, 2010 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and U.S. Bank National Association, as trustee.

4.2
Registration Rights Agreement dated November 18, 2010 among Genesis Energy, L.P., Genesis Energy Finance Corporation, certain subsidiary guarantors named therein and, as representative of the several initial purchasers named therein, Merrill Lynch, Pierce, Fenner & Smith Incorporated.

10.1
First Amendment to Second Amended and Restated Credit Agreement dated November 17, 2010 among Genesis Energy, L.P. as borrower, BNP Paribas, as administrative agent, and each of the other lenders party thereto.